AMENDMENT NO. 1
TO THE
VERINT SYSTEMS INC.
2023 LONG-TERM STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE VERINT SYSTEMS INC. 2023 LONG-TERM STOCK INCENTIVE PLAN (this “Amendment No. 1”) is made by VERINT SYSTEMS INC., a Delaware corporation (the “Company”).
WHEREAS, based on the recommendation of the Compensation Committee (the “Committee”), the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to amend the Verint Systems Inc. 2023 Long-Term Stock Incentive Plan (the “Existing Plan”) to increase the number of shares available for issuance under the Plan, adjust the fungibility ratio, and extend the expiration date of the Plan; and
WHEREAS, the Committee and the Board approved this Amendment No. 1 on May 7, 2025, subject to approval by the stockholders of the Company at the Company’s 2025 Annual Meeting of Stockholders.
NOW, THEREFORE, as of the Amendment Effective Date, the Plan is hereby amended as follows:
1.Section 4(a)(i) of the Existing Plan is hereby deleted in its entirety and replaced with the following:

(a)(i) Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (i) 6,561,000, plus (ii) the number of Shares remaining available for issuance under this Plan on the Amendment Effective Date, plus (iii) the number of Shares that become available for issuance under Section 4(a)(ii) of the Prior Plan or this Plan; provided, that, subject to adjustment as provided for in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 5,000,000. Subject to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards (other than Incentive Stock Options) may be granted to any Participant in any fiscal year shall be 2,000,000. Subject to adjustment as provided in Section 4(b), and notwithstanding the foregoing limitation, or any plan or program of the Company or any Subsidiary to the contrary, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees) shall not exceed $850,000 (the “Non-Employee Director Compensation Limit”). In the case of any Awards granted under the Plan prior to the Amendment Effective Date, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each share with respect to which any other Award denominated in Shares (other than an Option or stock-settled Stock Appreciation Right) is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 1.90 Shares. In the case of any Awards granted under the Plan on or after the Amendment Effective Date, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each share with respect to which any other Award denominated in Shares (other than an Option or stock-settled Stock Appreciation Right) is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 1.86 Shares.

2.Section 15 of the Existing Plan is hereby deleted in its entirety and replaced with the following:

Section 15. Term of the Plan.

(a)Effective Date. This Plan was originally approved by the Board on May 10, 2023 and became effective as of the date the Plan was approved by the stockholders of the Company at the Company’s 2023 Annual Meeting of Stockholders. This Plan was amended by Amendment No. 1 thereto, which was approved by the Board on May 7, 2025, and became effective subject to, and as of the date of, its approval by the stockholders of the Company (the “Amendment Effective Date”).

(b)Expiration Date. No grant will be made under this Plan more than ten years after the Amendment Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and this Plan as in effect at the time of each such grant.

3.For the avoidance of doubt, the amendments to the Existing Plan made by this Amendment No. 1 shall apply only on and after the Amendment Effective Date.